Exhibit 1.2

Pricing Agreement

June 4, 2019

BOFA SECURITIES, INC.

JEFFERIES LLC

U.S. BANCORP INVESTMENTS, INC.

c/o	BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Jefferies LLC

520 Madison Avenue

New York, New York 10022

U.S. Bancorp Investments, Inc.

214 N. Tryon St., 26th Floor

Charlotte, North Carolina 28202

Ladies and Gentlemen:

Federal Realty Investment Trust, a Maryland real estate investment trust (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated June 4, 2019 (the “Underwriting Agreement”), between the Company on the one hand and BofA Securities, Inc., Jefferies LLC and U.S. Bancorp Investments, Inc. acting for themselves and as representatives of the Underwriters named in Schedule I hereto (collectively, the “Underwriters”), on the other hand, to issue and sell to the Underwriters the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus and the General Disclosure Package in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined) and the General Disclosure Package (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the General Disclosure Package and the Prospectus, as amended or supplemented, relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

A supplement to the Prospectus relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the Time of Delivery and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Underwriting Agreement, and any interest and obligation in or under this Underwriting Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime.

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Underwriting Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime.

For purposes of foregoing two paragraphs, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

The obligations of the Underwriters under this Pricing Agreement and the Underwriting Agreement incorporated herein are several and not joint.

This Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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If the foregoing is in accordance with your understanding, please sign and return this Pricing Agreement to us, and upon acceptance hereof by you, this Pricing Agreement and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between the Underwriters and the Company.

Very truly yours,

FEDERAL REALTY INVESTMENT TRUST

By:	/s/ Daniel Guglielmone
	Name:	Daniel Guglielmone
	Title:	Executive Vice President-Chief Financial Officer and Treasurer

[Pricing Agreement Signature Page]

BOFA SECURITIES, INC.
JEFFERIES LLC
U.S. BANCORP INVESTMENTS, INC.

BofA Securities, Inc.

By:	/s/ Shawn Cepeda
	Name:	Shawn Cepeda
	Title:	Managing Director

Jefferies LLC

By:	/s/ Matt Casey
	Name:	Matt Casey
	Title:	Managing Director

U.S. Bancorp Investments, Inc.

By:	/s/ Charles P. Carpenter
	Name:	Charles P. Carpenter
	Title:	Senior Vice President

For themselves and as Representatives of the Underwriters named in Schedule I to this Pricing Agreement.

[Pricing Agreement Signature Page]

SCHEDULE I

Underwriter	Principal Amount of Notes
BofA Securities, Inc.	$57,000,000
Jefferies LLC	57,000,000
U.S. Bancorp Investments, Inc.	57,000,000
Regions Securities LLC	45,000,000
SunTrust Robinson Humphrey, Inc.	45,000,000
TD Securities (USA) LLC	39,000,000

Total	$300,000,000

Sch. I

SCHEDULE II

Title of Designated Securities:

3.20% Notes due 2029 (the “Designated Securities”)

Aggregate principal amount:

$300,000,000

Price to Public:

99.838% of the principal amount of the Designated Securities, plus accrued interest from June 7, 2019

Purchase Price by Underwriters:

99.188% of the principal amount of the Designated Securities

Specified funds for payment of purchase price:

Wire transfer of immediately available funds

Indenture:

Indenture, dated as of September 1, 1998, between the Company and U.S. Bank National Association, successor to Wachovia Bank, National Association, successor to First Union National Bank, as Trustee

Maturity:

June 15, 2029

Interest Rate:

3.20% per year

Interest Payment Dates:

June 15 and December 15, beginning on December 15, 2019

Redemption Provisions:

The Designated Securities may be redeemed at any time at the Company’s option, in whole or in part, at redemption prices as described in the Prospectus Supplement and the Issuer Free Writing Prospectus

Sch. II, Page 1

Sinking Fund Provisions:

None

Defeasance provisions:

The defeasance and covenant defeasance provisions of the Indenture apply to the Designated Securities

Applicable Time:

3:40 p.m. (Eastern time) on June 4, 2019 or such other time as agreed by the Company and the Representatives

Time of Delivery:

June 7, 2019

Closing Location:

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Underwriting Agreement Section 12 Notice Information:

BofA Securities, Inc.

50 Rockefeller Plaza, NY1-050-12-02

New York, New York 10020

Attention: High Grade Transaction Management/Legal

Facsimile: (646) 855-5958

Jefferies LLC

520 Madison Avenue

New York, New York 10022

Attention: General Counsel

Facsimile: (646) 619-4437

U.S. Bancorp Investments, Inc.

214 N. Tryon Street, 26th Floor

Charlotte, North Carolina 28282

Attention: High Grade Syndicate

Facsimile: (877) 774-3462

Sch. II, Page 2